EXHIBIT 10.4
                                                  1995 FORM 10-K

                    THIRD AMENDMENT TO CREDIT AGREEMENT


       THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of October 27, 1995, amends and supplements the Credit Agreement dated as of December 14, 1994, as amended by the First Amendment to Credit Agreement dated as of June 22, 1995 and the Second Amendment to Credit Agreement dated as of
August 31, 1995 (as so amended, the "Credit Agreement"), between Bucyrus-Erie Company (the "Company") and Bank One, Milwaukee, National Association (the "Bank").


                                  RECITAL

       The Company and the Bank desire to amend and supplement the Credit Agreement as provided below.


                                AGREEMENTS

       In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Company and the Bank agree as follows:

   1. Definitions and References. Capitalized terms not defined herein have the meanings assigned in the Credit Agreement. Upon the fulfillment of the conditions set forth in section 3 below, all references to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as amended by this Third Amendment to Credit Agreement.

   2.  Amendments to Credit Agreement.

       (a)  The formula in the definition of "Adjusted Libor Rate" in section 1 of the Credit Agreement is amended by deleting "2.75%" and inserting "Applicable Libor Margin" in its place.

       (b) The definition of "Final Issuance Date" in section 1 of the Credit Agreement is amended by deleting "December 31, 1996" and inserting "April 30, 1997" in its place.

       (c)  Subsection (a)(ii) of the definition of "Interest Period" in section 1 of the Credit Agreement is amended to read as follows:

            (ii) no Interest Period for a Libor Rate Loan evidenced by the Revolving Note may end later than the Revolving Note Maturity Date and no Interest Period for a Libor Rate Loan evidenced by a Project Financing Note may end later than the scheduled maturity date of such Project Financing Note.

       (d) The following definitions contained in section 1 of the Credit Agreement are amended in their entirety to read as follows:

       "Libor Rate Loan" means any portion of the Revolving Note or of a Project Financing Note bearing interest at or by reference to the Adjusted Libor Rate.

       "Note" means the Revolving Note, a PECFA Note or a Project Financing Note and "Notes" means the Revolving Note, all PECFA Notes and all Project Financing Notes.

       "Reference Rate Loan" means any portion of a Note bearing interest at or by reference to the Reference Rate.

       (e) The following definitions are inserted, in appropriate alphabetical order, into section 1 of the Credit Agreement:

       "Applicable Libor Margin" means (a) in the case of a Libor Rate Loan evidenced by the Revolving Note, 2.75% and (b) in the case of a Libor Rate Loan evidenced by a Project Financing Note, the percentage indicated in the applicable subsection of section 2.16(b).

       "Project Financing Loan" means a loan by the Bank to the Company pursuant to section 2.16 for Project Financing.

       "Project Financing Note" means a promissory note issued by the Company and payable to the order of the Bank evidencing Project Financing Loans made by the Bank to the Company in the form of Exhibit G attached hereto.

       "Project Financing Reserve" means, on each date of determination, the aggregate amount of the Project Financing Reserve amounts described in section 2.16 (excluding such amounts for Project Financing Loans which have been repaid in full).

       (f) Section 2.7 of the Credit Agreement is amended by adding the following subsection:

            (e) The provisions of section 2.7(a) shall apply to loans evidenced by the Revolving Note and to Project Financing Loans unless any such provision is inconsistent with a term in section 2.16, in which event section 2.16 shall control.

       (g) The second sentence of section 2.8 is amended by deleting "December 31, 1997" and inserting "April 30, 1998" in its place.

       (h) The third sentence of section 2.8 is amended by inserting "minus the Project Financing Reserve" after the number "$15,000,000".

       (i) Section 2.16 of the Credit Agreement is created to read as follows:

       2.16 Project Financing.

            (a) General. The Bank may, in its discretion, make Project Financing Loans to the Company from time to time. Each Project Financing Loan shall be in such maximum amount, bear interest at such rate, mature at such date and be subject to such borrowing base and other limitations, and other terms and conditions, as are specified in section 2.16(b) hereof, which shall be amended in connection with each such loan. Except as specifically provided otherwise in the applicable provisions of section 2.16(b), each provision of this Agreement which applies to loans evidenced by the Revolving Note shall also apply to loans evidenced by a Project Financing Note including without limitation, the provisions of this Agreement relating to Libor Rate Loans. Each Project Financing Loan shall be evidenced by a Project Financing Note, appropriately completed, which shall be expressed to be payable in the full amount set forth in the applicable subsection of section 2.16(b), but the Company shall be obligated to pay only the amount actually disbursed to or for the account of the Company for such Project Financing, together with interest on the unpaid balance of the sums so disbursed, which remain outstanding from time to time as shown on the records of the Bank.

   (b) Project Financing Loans.

       (i) Project Financing Loan No. 1. The Bank agrees to make advances, subject to the terms and conditions set forth in this Agreement, to the Company to finance the construction of a Model 59-R Drill and related equipment and accessories ("Project No. 1") to be sold by the Company to Dom-Ex, Inc. pursuant to Purchase Order 20913 dated January 18, 1995 (and which will be resold to USX and installed at the Minntac Mine in Mountain Iron, Minnesota) as follows:

            (a)  Maximum Loan Amount:  $1,582,000.

            (b) Limitations on Advances: Prior to acceptance by USX, the total amount advanced shall not exceed the lesser of the Maximum Loan Amount above or 50% of the cost (determined in accordance with GAAP in a manner consistent with the Company's historical accounting practices) of the work-in-process and finished goods inventory comprising Project
   No. 1. Upon acceptance by USX, the total amount advanced shall not exceed the lesser of the Maximum Loan Amount or 80% of the amount of the invoice for Project No. 1.

            (c) Maturity Date: The aggregate principal amount of Project Loan No. 1 and all accrued interest shall be due upon the first to occur of (a) the receipt by the Company of payment of the amount due for Project No. 1 or (b) December 31, 1995.

            (d) Interest Rate: Reference Rate or the Adjusted Libor Rate with the Applicable Libor Margin being 2.25%.

            (e) Interest Payment Dates: Last Business Day of each month and the Maturity Date.

            (f)  Project Financing Reserve:  0% of the Maximum Loan
   Amount.

            (g)  Facility Fee:  $0.

       (c) Project Financing Notes. Each Project Financing Loan shall be evidenced by a Project Financing Note, appropriately completed, which shall be identified by a number identical to the Project Financing Loan number set forth in the caption to the appropriate subsection of section 2.16(b). The Company may prepay a Project Financing Note in whole or in part at any time without premium or penalty (except if a Libor Rate Loan is prepaid, in which event the Company shall make any payment required under section 2.14(c)).

            (j) Section 5.4 of the Credit Agreement is amended by inserting the clause "and a statement of account receivable agings (in the form and detail reasonably acceptable to the Bank) as of the last day of such month" immediately prior to the end of such section.

            (k) Exhibit G attached hereto shall be deemed to be an exhibit to the Credit Agreement.

   3. Conditions for Effectiveness. This Third Amendment shall be effective upon its execution and delivery by the Company and the Bank and the receipt by the Bank of (a) Project Financing Note No. 1, duly executed by the Company, and (b) such other documents as the Bank may reasonably request relating to this Third Amendment.

   4. Representations and Warranties. The Company represents and warrants to the Bank that:

       (a) The execution and delivery of this Third Amendment and Project Financing Note No. 1 are within the Company's corporate power and corporate authority, have been duly authorized by all necessary corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity.

       (b) The representations and warranties set forth in section 3 of the Credit Agreement are true and correct in all material respects as of the date of this Third Amendment and no Default or Event of Default has occurred and is continuing.

   5. Costs and Expenses. The Company agrees to pay all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Bank in connection with the execution and delivery of this Third Amendment and the consummation of the transactions contemplated hereby.

   6. Full Force and Effect. The Company and the Bank confirm that the Credit Agreement, as amended hereby, remains in full force and effect.


                                BANK ONE, MILWAUKEE,
                                 NATIONAL ASSOCIATION

                                BY  /s/William E. Shaw
                                  Its Vice President


                                BUCYRUS-ERIE COMPANY

                                BY  /s/James D. Annand
                                  Its Interim CFO

                                EXHIBIT G
                       PROJECT FINANCING NOTE NO. 1


$_________                                               Milwaukee, Wisconsin
                                                             __________, 19__

       FOR VALUE RECEIVED, on or before the Maturity Date set forth in section 2.16(b)(__) of the Credit Agreement referred to below, the undersigned, BUCYRUS-ERIE COMPANY, a Delaware corporation, promises to pay to the order of BANK ONE, MILWAUKEE, NATIONAL ASSOCIATION (the "Bank") the principal sum of ___________________________________________ Dollars, or such lesser amount as is shown to be outstanding according to the records of the Bank, together with interest on the principal balance outstanding from time to time at such rates and payable at such times as set forth in the Credit Agreement.

       Payments of both principal and interest are to be made in immediately available funds in lawful currency of the United States of America at the office of the Bank, 111 East Wisconsin Avenue, Milwaukee, Wisconsin, or such other place as the holder hereof shall designate to the undersigned in writing.

       This Note is Project Financing Note No. __ issued pursuant to the Credit Agreement dated as of December 14, 1994, as amended, between the undersigned and the Bank, to which Agreement reference is made for rights and obligations as to prepayment and acceleration of maturity.

       The undersigned agrees to pay all costs of collection, including reasonable attorneys' fees.

                                BUCYRUS-ERIE COMPANY

                                BY  _____________________________
                                  Its____________________________